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                                                           Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Envirogen, Inc. on Form S-8 (File 333-09267), Form S-8 (File No. 33-54708), Form S-3 (File No. 333-12883), Form S-3 (File No. 333-6991), Form S-3 (File No. 33-
78982) and Form S-3 (File No. 333-34021) of our report dated February 17, 1999, on our audits of the consolidated financial statements and financial statement schedule of Envirogen, Inc. as of December 31, 1998 and 1997, and the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



                                    PricewaterhouseCoopers LLP


Florham Park, New Jersey
March 29, 1999

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